As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-183272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NC SOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	5074	27-4213903
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1107 Town Creek Road

Eden, NC 27288

(336) 432-2623

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

1409 Bonita Avenue

Las Vegas, NV 89104

(888) 528-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Tel. No.: (732) 409-1212

Fax No.: (732) 577-1188

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, par value $0.0001 per share	1,451,351	$0.15	$217,702.70	$24.95

(1) This Registration Statement covers the resale by our selling shareholders of up to 1,451,351 shares of common stock previously issued to the selling stockholders listed herein.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our stockholders in a private placement memorandum. The price of $0.15 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board (the “OTCBB”) at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON SEPTEMBER 28, 2012

1,451,351 Shares of Common Stock

NC SOLAR, INC.

This prospectus relates to periodic offers and sales of 1,451,351 shares of our common stock by the selling security holders.

Our common stock is presently not traded on any market or securities exchange. The 1,451,351 shares of our common stock can be sold by selling security holders at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Our independent auditor has raised substantial doubt as to our ability to continue as a going concern, as expressed in its opinion on our financial statements included in this prospectus. If we are not able to continue as a going concern, investors would lose their entire investment. Thus, an investor should only invest such funds as they could afford to lose in its entirety.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	8
DILUTION	8
MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS	8
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS	10
OUR BUSINESS	14
MANAGEMENT	16
EXECUTIVE COMPENSATION	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DESCRIPTION OF CAPITAL STOCK	19
SELLING SHAREHOLDERS	20
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	22
EXPERTS	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	23
ADDITIONAL INFORMATION	23
INDEX TO FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “NC Solar” and the “Company” refer to the combined business NC Solar, Inc. and its consolidated subsidiaries, but do not include the stockholders of NC Solar, Inc.

Business Overview

We were incorporated in the state of Nevada on December 9, 2010. We were formed with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

Through our wholly-owned subsidiary, Stoneville Solar, LLC, a North Carolina limited liability company established on December 14, 2010, we lease space on the roofs or warehouses, where we install photovoltaic systems. We then sell the energy that we produce to our only customer, Duke Energy Carolina, LLC, an energy utility company in North Carolina which re-sells the energy to their customers. All of our sales to date have been to Duke Energy Carolina, LLC, which is currently purchasing solar power collected on rooftops at $0.05 - 0.07 per kWh. We take advantage of federal, state, and local incentives for clean energy, including tax credits.

In particular, we are targeting rooftops of warehouses, storage facilities or other structures on brown-field or otherwise underutilized commercial land, for the creation of solar collection farms that generate renewable energy that can be sold directly to area utilities in North Carolina and other southern states.

Utilities in the Southern United States have quotas for renewable energy that they have to provide to customers, and at this point very few if any utilities in the Southeast are meeting their quotas. Accordingly, as of this time, utilities in the Southeast have been willing to purchase as much energy as alternative and clean energy producers can generate. We believe that if these quotas remain in place, there will continue to be a market for the energy that we produce.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Where You Can Find Us

The Company’s principal executive office location and mailing address is 1107 Town Creek Road, Eden, NC 27288. The Company’s phone number is (336) 432-2623.

The Offering

Shares of common stock offered by selling shareholders	1,451,351

Shares of common stock outstanding before the offering	8,951,351

Shares of common stock outstanding after the offering	8,951,351

Terms of the offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Use of proceeds	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are a development stage company. We anticipate our operating expenses will increase and we may never achieve profitability.

We anticipate increases in our operating expenses, without realizing increased revenues from our operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) installation of solar projects, (iii) rental costs of additional warehouse rooftops, and (iv) legal and accounting fees at various stages of operation.

In funding the design and development of solar projects, we will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenues.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price and performance characteristics. We expect that we will be required to continue to invest in maintaining our solar projects to continue to realize revenue. Our competitors could develop more efficient energy delivery systems, which could have a material adverse effect on our business, results of operations and financial condition.

Decrease in the retail price of conventional energy or non-solar alternative energy sources may negatively impact our profitability.

We believe that our profitability is primarily driven by the cost and return on investment resulting from solar power systems. Fluctuations in economic and market conditions that affect the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the profitability solar power systems to decline, which would have a negative impact on our business. Changes in utility electric rates or net metering policies could also have a negative effect on our business

We are dependent on third-party subcontractors, manufacturers and distributors for solar collection hardware, engineering and construction services and construction materials. Discontinued supply of such services and materials will adversely affect our project schedules and costs.

Services and materials purchased from our subcontractors or suppliers will likely account for a significant portion of our expenditures. A discontinued supply of such services and materials will adversely affect our project schedules and costs and the success of the Company. Any price changes and availability issues may adversely affect our sales volume, sales, operating income, and net income.

We are highly dependent on one customer who may change the rate or terms of the agreement pursuant to which it purchases energy from us.

We currently have only one customer for the energy that we generate, Duke Energy Carolinas, LLC, which we are highly dependent on. Our agreement with this utility is for a term of five (5) years. There is no guarantee that we will be able to renew this contract when it expires or find an alternate utility or other purchaser of our energy which would purchase energy at a high enough rate to make our operations profitable. There is also the risk that the current rate that we receive from Duke Energy will not be high enough for us to be profitable if our operating costs increase.

U.S government imposes tariffs on solar panels manufactured in China and may cause the prices we pay for solar panels to increase, which could reduce our profit margins.

United States has recently imposed substantial tariffs on solar panels manufactured in China due to concerns of anticompetitive practices among Chinese Manufacturers, including the “dumping” of solar panels into the U.S. market at prices below their actual cost. Given the large current market share of solar panels manufactured in China, this tariff will likely have a far reaching, industry-wide effects, and could be disruptive to many established supply relationships. This tariff will likely cause prices for solar power systems in the United States to increase, which will result in an increase in our cost of goods. The price increase could potentially be significant, and could adversely affect our results of operations.

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We do not own any real property and we do not have a long-term lease on the facility where we currently have solar panels installed.

We do not own any real property of our own and our subsidiary, Stoneville Solar, LLC, is currently on a month-to-month lease with the owner of the one facility where it has installed solar panels. Under the terms of such lease, the landlord may terminate it with only thirty (30) days notice. Termination of such lease would require Stoneville Solar to remove the solar panels that it had installed and vacate the premises, which would cause us or our subsidiary to incur substantial labor, transportation, storage, and other costs. If we are forced to vacate these premises, we may not be able to rent another suitable facility for a rate that is low enough for us to generate a profit.

We are exposed to risks associated with the weak global economy which increases the uncertainty of project financing for solar installations.

The continuing tight credit markets and weak global economy are contributing to an ongoing slowdown in the solar industry, which may worsen if these economic conditions are prolonged or deteriorate further. Difficulties in obtaining capital and adverse market conditions may also lead to our inability to obtain affordable financing, including traditional project financing and tax-incentive based financing, which may prevent us from developing certain projects in the future. If we are unable to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, our business, financial condition or results of operations may be materially and adversely affected.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather a decline in market conditions due to increase competition.

Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. Competition in the solar power services industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy sources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our business depends on the availability of rebates, tax credits and other financial incentives; reduction, elimination or uncertainty of which would reduce the demand for our products and services.

Many states offer incentives to offset the cost of solar power systems. These systems can take many forms, including direct rebates, state tax credits, system performance payments and Renewable Energy Credits (RECs), particularly from NC GreenPower, which currently subsidized the energy that we sell to a local utility. Uncertainty about the introduction of, reduction in or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems, resulting in significant reductions in our profitability.

Our management team have no experience in managing and operating a public company, any failure to comply or adequately comply with any federal or state securities laws, rules, or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Members of our management team have no experience in managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this offering or the development of an active and liquid trading market for our common stock.

Because our management is inexperienced in operating solar business, our business operation may fail.

Our management does not have any specific training in running a solar energy company. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

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We are dependent upon key personnel for the foreseeable future.

We are dependent on our key executive, Jeffrey L. Alt, our president, CEO, and director, and Matthew T. Croslis, our secretary and director. At this time, we do not have an employment agreement with each of our management, nor a “key man” life insurance. The loss of the services from Mr. Alt and Mr. Croslis could have a material adverse effect on the operations and prospects of the Company.

Our officers have full time jobs which may interfere with their responsibilities to us.

Jeffrey Alt, our President, and Matthew Croslis, our Secretary, each have full-time jobs elsewhere. Each of Messrs. Alt and Croslis has the flexibility to work on NC Solar up to 10 hours per week. It is possible that our plan of operations may be materially delayed due to their limited work schedule with us.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the Company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

After we become a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any April 30 before that time, we would cease to be an “emerging growth company” as of the following April 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

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If we become a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The offering price of our common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.15 per share for the shares of common stock was determined based on the price of our private offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.

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Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Since our officers and directors currently own 83.79% of the outstanding shares of common stock, investors may find that our directors’ decisions are contrary to their interests.

The Company’s officers and directors currently own approximately 83.79% of the outstanding shares of common stock. As a result of, they may be able to elect all of our directors and control the direction of the Company, even if a substantial number of shares are sold in this offering. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the stockholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of September 28, 2012, we had 45 holders of our common stock.

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Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND PLAN OF OPERATIONS

The information and financial data discussed below is derived from our audited financial statements for the years ended April 30, 2012 and 2011.  The audited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the related notes contained elsewhere in this prospectus. The financial statements contained elsewhere in this prospectus fully represent our financial condition and operations; however, they are not indicative of our future performance.

Overview

We were incorporated in the state of Nevada on December 9, 2010. We were formed with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

Through our wholly-owned subsidiary, Stoneville Solar, LLC, a North Carolina limited liability company established on December 14, 2010, we lease space on the roofs or warehouses, where we install photovoltaic systems. We then sell the energy that we produce to local utilities, which resale the energy to their customers. North Carolina utility companies are currently purchasing solar power collected on rooftops at $0.05 - 0.07 per kWh. We take advantage of federal, state, and local incentives for clean energy, including tax credits.

In particular, we are targeting rooftops of warehouses, storage facilities or other structures on brown-field or otherwise underutilized commercial land, for the creation of solar collection farms that generate renewable energy that can be sold directly to area utilities in North Carolina and other southern states. Utilities in the Southeast have been willing to purchase as much energy as alternative and clean energy producers can generate. We believe that the energy demands will continue to increase in the near future.

Plan of Operation

We plan to take advantage of tax credits and renewable energy investment incentives that can help defray the upfront installation costs for each installation. Through our subsidiary, Stoneville Solar, LLC, we are operating our initial facility atop a warehouse building in Stoneville, NC. North Carolina utility companies are currently purchasing solar power collected on rooftops at $0.05-0.07 per kWh. Our first project is fully operational and our management believes that the project will generate approximately $5,000 to $8,000 annually, based on the Company’s revenues to date from Duke Power and NC Green Power. The Company is looking for ways to increase its revenues.

We plan to replicate this model for developing solar collection systems across a variety of distressed, blighted and/or under-utilized commercial and industrial properties in North Carolina and other southern states, where sunlight is at a maximum and cost of installation can be significantly discounted by tax incentives and renewable energy development funding.

We intend to use the proceeds from our latest private placement (i) to pay operating and business development expenses, (ii) to pay other expenses related to marketing of solar energy projects, and (iii) for general working capital. Amounts actually expended and the timing of expenditures may vary considerably based on several factors including our results of operations.

Going Concern

As reflected in the accompanying consolidated financial statements, we are in the development stage with limited operations, used cash in operations of $44,474 from inception and have a net loss since inception of $121,336. This raises substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

10

Results of Operations

Results of operations for the three months ended July 31, 2012 as compared to the three months ended July 31, 2011

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of income and expense items to net earnings (loss) for the respective periods presented (components may not add or subtract to totals due to rounding):

			For the Period From
	For the Three Months	For the Three Months Ended	December 9, 2010 (Inception) to
	Ended July 31, 2012 (unaudited)	July 31, 2011 (unaudited)	July 31, 2012 (unaudited)

Revenue	$835	$936	$3,423
Operating Expenses
Professional fees	11,692	-	60,407
General and administrative	23,708	8,333	68,091
Total Operating Expenses	35,400	8,333	128,498
Loss From Operations Before Income Taxes	(30,826)	(7,397)	(121,336)
Net Loss	$(30,826)	$(7,397)	$(121,336)

Revenue

Revenues in the first three months ended July 31, 2012 was $835, as compared to $936 in the first three months ended July 31, 2012.

Operating Expenses

Operating expenses in the first three months ended July 31, 2012 was $35,400, as compared to $8,333 in the first three months ended July 31, 2012. The increase in operating expenses in the first three months ended July 31, 2012 was primarily attributable to increase in professional fees due for our plan in going public and increase in general and administrative fees to implement our business plan.

Net loss

As a result of the above factors, we incurred a net loss of $30,826 in the first three months ended July 31, 2012, as compared to $7,397 in the first three months ended July 31, 2012.

Results of operations for the year ended April 30, 2012 as compared to the year ended April 30, 2011

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of income and expense items to net earnings (loss) for the respective periods presented (components may not add or subtract to totals due to rounding):

		For the Period From
	For the Year Ended	December 9, 2010 (Inception) to
	April 30, 2012	April 30, 2011

Revenue	$2,588	$-
Operating Expenses
Professional fees	45,000	3,715
General and administrative	35,803	8,580
Total Operating Expenses	80,803	12,295
Loss From Operations Before Income Taxes	(78,215)	(12,295)
Net Loss	$(78,215)	$(12,295)

Revenue

Revenues in fiscal 2012 were $2,588 as compared to $0 in fiscal 2011. The increase in revenues in fiscal 2012 was primarily attributable to the implement of our business plan.

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Operating Expenses

Operating expenses in fiscal 2012 were $80,803 as compared to $12,295 in fiscal 2011.  The increase in operating expenses in fiscal 2012 was primarily attributable to increase in professional fees due for our plan in going public and increase in general and administrative fees to implement our business plan.

Net loss

As a result of the above factors, we incurred a net loss of $78,215 in fiscal 2012 as compared to a net loss of $12,295 in fiscal 2011.

Liquidity and Capital Resources

As of July 31, 2012, we had $99,833 in cash. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	For the Three Month Period Ended July 31,		For the Period From December 9, 2010 (Inception) to
	2012	2011	July 31, 2012
Net cash provided by (used in) operating activities	$(8,052)	$257	$(44,474)
Net cash used in investing activities	-	-	(62,318)
Net cash provided by (used in) financing activities	(1,825)	18,500	206,625
Net change in cash	(9,877)	18,757	99,833
Cash, beginning of period	109,710	19,467	-
Cash, end of period	$99,833	$38,224	$99,833

Management may decide, based on market conditions, to seek future private placements if management believes such private placements are in the best interests of the Company.

The revenue that we have earned from our initial facility in North Carolina has been minimal as we only earned $835 in the three months ended July 31, 2012 and $2,588 in the year ended April 30, 2012. However, we believe that we will be able to significant increase our revenue after we install additional solar panels in this location. This location has the capacity to be increased substantially.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees other than those noted above.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

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Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company generates revenue from the sale of energy collected by the photovoltaic system monthly as the revenue is earned.

Income Tax

We are subject to state and federal income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

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OUR BUSINESS

Overview

We were incorporated in the state of Nevada on December 9, 2010. We were formed with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

Through our wholly-owned subsidiary, Stoneville Solar, LLC, a North Carolina limited liability company established on December 14, 2010, we lease space on the roofs or warehouses, where we install photovoltaic systems. We then sell the energy that we produce to our only customer, Duke Energy Carolina, LLC, an energy utility company in North Carolina which re-sells the energy to their customers. All of our sales to date have been to Duke Energy Carolina, LLC, which is currently purchasing solar power collected on rooftops at $0.05 - 0.07 per kWh. We take advantage of federal, state, and local incentives for clean energy, including tax credits.

In particular, we are targeting rooftops of warehouses, storage facilities or other structures on brown-field or otherwise underutilized commercial land, for the creation of solar collection farms that generate renewable energy that can be sold directly to area utilities in North Carolina and other southern states.

Utilities in the Southern United States have quotas for renewable energy that they have to provide to customers, and at this point very few if any utilities in the Southeast are meeting their quotas. Accordingly, as of this time, utilities in the Southeast have been willing to purchase as much energy as alternative and clean energy producers can generate. We believe that if these quotas remain in place, there will continue to be a market for the energy that we produce.

Operation

We purchase our photovoltaic systems through local solar energy companies, who also perform the installation of these systems on the warehouses that we lease. We plan on continuing this arrangement as we expand our business.

We currently have one solar power installation, in Stoneville, North Carolina, which currently has a 9.9 kW solar photovoltaic generator installed. We collect the power that we generate at this installation and then sell it to Duke Energy Carolina, LLC, an energy utility company in North Carolina.

In addition, we currently receive a subsidy through NC GreenPower Corporation (“NC GreenPower”), a governmental organization that promotes clean energy. NC GreenPower has agreed to provide a premium of $0.15 per kWh generated, up to 14,309 kWh per year, for a total potential subsidy of $715.45 per year.

Marketing

Currently we are not actively marketing our product because energy sales are a regulated business and we only have one customer. We are looking for more sites (roofs and warehouses) to add solar units so that we can generate more power.

Customers

We currently have only one customer: Duke Energy Carolina, LLC, which is an energy utility company in North Carolina. We may seek other customers if our arrangement with Duke Energy is terminated or materially changes, or if other customers are offering a higher price for solar energy.

On February 3, 2011, we were selected to participate as a solar energy supplier to the NC GreenPower program for a term of five years. As a result, NC GreenPower agreed to pay a premium of $0.15 per kWh for energy generated and supplied to the electric grid. NC GreenPower agreed to pay this premium for up to 14,309 kWh per year. On February 21, 2011, we entered into a service agreement with Duke Energy Carolinas, LLC. Effective, April 14, 2011, we agreed to produce and sell to Duke Energy electric power. The term of this agreement is five years, and continuing thereafter until terminated by either party upon giving sixty days written notice of termination. We will deliver to Duke Energy throughout the term of the agreement approximately 9 kilowatts of energy during On-Peak periods.

Competition

There is little local competition in North Carolina in our market segment. Energy companies are required to use a percent of alternative energy sources and they are nowhere near reaching their required level. Accordingly, there will be a market for our product even if additional alternative energy companies provide services in our area.

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Intellectual Property

We do not have any intellectual property, such as patents, know-how or trademarks. We do not have any licenses, franchises, concessions or royalty agreements.

Regulations

Besides the regulations listed below, we are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our energy, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

There are many requirements before a renewable energy provider can sell their power to a utility company in North Carolina. First, a facility must obtain a certificate of public convenience and necessity (“CPCN”) or file a report with the Commission if a CPCN is not required.  Second, all owners of renewable energy facilities that wish to sell Renewable Energy Certificates to an electric service provider to comply with North Carolina’s Renewable Energy and Energy Efficiency Portfolio Standard must register the facility with the Commission and annually re-certify the registration.  Third, after obtaining Commission registration as renewable energy facility, the facility’s owner must register with the North Carolina Renewable Energy Tracking System (“NC-RETS”).

We currently comply with North Carolina regulations for producing and selling energy to local utilities and are generating revenue by selling energy to Duke Energy Carolina, LLC.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees

We have only two part-time employees – Jeffrey L. Alt and Matthew T. Croslis, each of who is employed elsewhere and has the flexibility to work for our company up to 10 hours per week. They are prepared to devote more time to our operations as may be required and as our finances permit. We do not plan to hire additional employees at this time. However we may retain consulting staff on a contract basis. On August 1, 2011, we entered into a consulting agreement to receive administrative and other miscellaneous services.

Facilities

Our principal executive office is located at 1107 Town Creek Road, Eden, NC 27288, and our telephone number is (336) 432-2623. We do not have a lease agreement for this property. This property is leased by our Chief Executive Officer, Jeffrey L. Alt, and he permits us to use the space at no cost to run the business.

Our wholly owned subsidiary, Stoneville Solar LLC, leases 2,000 square feet of roof space at a warehouse located at 204 South Henry Street, Stoneville, NC, where it has installed solar panels. The original lease commenced on April 1, 2011 and terminated on April 1, 2012, and it is now a month-to-month lease.

On August 11, 2011, we executed a one-year non-cancelable operating lease for a location to place the photovoltaic equipment. The lease began on April 1, 2011 and expired on April 1, 2012. The Company currently leases the location on a month-to-month basis at a rate of $2 per month.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

15

MANAGEMENT

Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals. Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Age	Position
Jeffrey Alt	57	President, Chief Executive Officer and Director
Matthew Croslis	39	Secretary and Director

Jeffrey Alt has served as our President, Chief Executive Officer, and Director since inception. Mr. Alt has served as the Chief Financial Officer and Finance Manager of Service Logistics and Warehousing LLC since 2010. He was the Finance Manager and Plant Controller of Weil-McLain from 2005 until 2010. Mr. Alt has held numerous positions as a plant controller over the past thirty years with Thomas and Betts Corporation from 2000 to 2005, Smith Fiberglass Products from 1998 to 2000, Ameron International, Inc. from 1995 to 1998, and GenCorp, Inc. from 1984 to 1995. Mr. Alt began his career at Republic Steel Corporation as an analyst from 1974 to 1984. Mr. Alt attended the University of Akron and was awarded a B.S. in Industrial Management with a major in accounting.

Matthew Croslis has served as our Secretary and Director since inception. Mr. Croslis has been the owner of Croslis Realty and Legacy Title since 2008. As of 2010, Mr. Croslis became the owner of Croslis Realty Referrals, Inc. Since 2006, Mr. Croslis has been the Managing Partner of Croslis Law Offices, LLC. Before Mr. Croslis established his law firm he held legal positions at other law firms. Mr. Croslis received his J.D. from Temple University, James E. Beasley School of Law in 1999 and obtained his B.S. from East Stroudsburg University in 1995.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year Ended April 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Alt	2012	$-	-	-	-	-	-	-	$-
President, CEO and Director	2011	$-	-	-	-	-	-	-	$-
Matthew Croslis	2012	$-	-	-	-	-	-	-	$-
Secretary and Director	2011	$-	-	-	-	-	-	-	$-

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of September 28, 2012.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board of directors’ meetings. They do not receive any other compensation for serving on the board of directors, but may participate in our incentive compensation program, once such a program is established.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board of directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

For the year ended April 30, 2012, the directors and officers of the Company, Jeffrey L. Alt and Matthew T. Croslis, contributed services having a fair value of $20,800.

For the period ended April 30, 2011, the directors and officers of the Company, Jeffrey L. Alt and Matthew T. Croslis, contributed services having a fair value of $8,000.

On December 20, 2010, the Company issued 5,000,000 shares of common stock to its founder, President, Chief Executive Officer, Chief Financial Officer and Director, Jeffrey L. Alt, having a fair value of $500 ($0.0001/share) in exchange for cash.

On December 17, 2010, the Company issued 2,500,000 shares of common stock to its founder, Secretary and Director, Matthew T. Croslis, having a fair value of $250 ($0.0001/share) in exchange for cash.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our shares; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of September 28, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The percentage is calculated based on 8,951,351 shares of our common stock outstanding as of September 28, 2012.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 1107 Town Creek Road, Eden, NC 27288.

		Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Title of Class	Beneficial Ownership	of Class
Executive Officers and Directors
Jeffrey L. Alt	Common Stock	5,000,000	55.86%
Matthew T. Croslis	Common Stock	2,500,000	27.93%
2030 Tilghman St., Ste 100
Allentown, PA 18104
Directors and executive officers as a group (2 persons)	Common Stock	7,500,000	83.79%
Other 5% Holders:
None.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value of $0.0001 per share. As of September 28, 2012, there were 8,951,351 shares of our common stock issued and outstanding held by 45 holders of record of our common stock. None of our blank check preferred stock is issued or outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 10,000,0000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Transfer Agent

We do not currently have a transfer agent.

19

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling security holders consist of 1,451,351 shares of our common stock held by 43 stockholders. Such shares were sold in our private offering pursuant to Regulation D Rule 506 completed in April 2012 at an offering price of $0.15.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 28, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Shares Beneficially Owned Prior to the Offering (15)		Shares Being	Shares Beneficially Owned After the Offering (15)
Name and Address of Beneficial Owner	Number	Percentage (16)	Offered	Number	Percentage (16)
Alt, Ellen M. (1)	3,334	*	3,334	0	0
Alt, Jeannene (2)	1,667	*	1,667	0	0
Amick, T. Larry	2,000	*	2,000	0	0
Bray, Cassandra	1,667	*	1,667	0	0
Bullins, Ronnie R.	100,000	1.1%	100,000	0	0
Buttram, John Grant Jr.	33,334	*	33,334	0	0
Cardwell, C. Zane	33,334	*	33,334	0	0
Carter Financial Corporation (3)	1,000	*	1,000	0	0
Chan, Amy H.	33,334	*	33,334	0	0
Croslis, Jane (4)	13,334	*	13,334	0	0
Croslis, Terrence J. (5)	13,334	*	13,334	0	0
Crumpler, David Ralph Jr.	66,667	*	66,667	0	0
Culhane, Elizabeth L.	6,667	*	6,667	0	0
Dietz, Tina M.	50,000	*	50,000	0	0
Eck, Steven W.	1,667	*	1,667	0	0
Ganey, Bruce (6)	166,667	1.9%	166,667	0	0
Ganey, Sean (7)	66,667	*	66,667	0	0
Harris, Patrick Talmadge	1,667	*	1,667	0	0
Heller, Denise	33,334	*	33,334	0	0
Huy, Bernadette (8)	16,667	*	16,667	0	0
Huy, William J. (9)	16,667	*	16,667	0	0
Koplish, Daniel E.	33,334	*	33,334	0	0
London, Joseph T.	66,667	*	66,667	0	0
Long, Jo Ann	16,667	*	16,667	0	0
Mann, David R. (10)	33,334	*	33,334	0	0
Mann, Gloria L. (11)	13,334	*	13,334	0	0
Mann, Jennifer L.	13,334	*	13,334	0	0
Mays, Daniel B.	66,667	*	66,667	0	0
Miller, Jim	66,667	*	66,667	0	0
Musselwhite, Matthew	1,667	*	1,667	0	0
Ohio Blasting Equipment & Media Inc. (12)	3,334	*	3,334	0	0
Palmieri, Michael	166,667	1.9%	166,667	0	0
Plattner, Andrew	6,667	*	6,667	0	0
Randolph, Kimberly	66,667	*	66,667	0	0
Saum, John C.	100,000	1.1%	100,000	0	0
Schneider, James E.	6,000	*	6,000	0	0
Schrey, Amanda M.	6,667	*	6,667	0	0
Schrey, Cynthia	1,667	*	1,667	0	0
Shollenberger, Lori A. (13)	33,334	*	33,334	0	0
Shollenberger, Robert J. (14)	33,334	*	33,334	0	0
Toolan, David P.	33,334	*	33,334	0	0
Williard, Gary Worth	2,334	*	2,334	0	0
Wray, Felicia Crichton	16,667	*	16,667	0	0
Total	1,451,351	16.21%	1,451,351	0	0

20

* Less than 1%.

(1)	Ellen Alt is the wife of Jeffrey Alt, the President, Chief Executive Officer and Director of the Company.
(2)	Jeannene Alt is the mother of Jeffrey Alt, the President, Chief Executive Officer and Director of the Company.
(3)	T. Larry Amick may be deemed to be the beneficial owner of the shares of our common stock held by Carter Financial Corporation. Mr. Amick disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(4)	Jane Croslis is the wife of Terrence J. Croslis and the mother of Matthew T. Croslis, the Secretary and Director of the Company.
(5)	Terrence J. Croslis is the husband of Jane Crosls and the fatjer of Matthew T. Croslis, the Secretary and Director of the Company.
(6)	Bruce Ganey is the brother of Sean Ganey.
(7)	Sean Ganey is the brother of Bruce Ganey.
(8)	Bernadette Huy is the wife of William J. Huy.
(9)	William J. Huy is the husband of Bernadette Huy.
(10)	David R. Mann is the husband of Gloria L. Mann.
(11)	Gloria L. Mann is the wife of David R. Mann.
(12)	William Witt may be deemed to be the beneficial owner of the shares of our common stock held by Ohio Blasting Equipment & Media Inc. Mr. Witt disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(13)	Lori A. Shollenberger is the wife of Robert J. Shollenberger.
(14)	Robert J. Shollenberger is the husband of Lori A. Shollenberger.
(15)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.
(16)	As of September 28, 2012, there were 8,951,351 shares of common stock issued and outstanding.

Other than any of the relationships listed in the footnotes above, to our knowledge, none of the selling stockholders or their beneficial owners:

–	has had a material relationship with us other than as a stockholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
–	are broker-dealers or affiliated with broker-dealers.

21

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.15 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, stockholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.15 until a market develops for the stock.  The selling stockholders may be deemed to be underwriters in connection with any of their offers or sales of the shares registered in this registration statement.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $55,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Webb & Company, P.A., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

22

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

23

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-2	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JULY 31, 2012 (UNAUDITED) AND April 30, 2012

PAGE	F-3	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JULY 31, 2012 AND 2011, AND FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO JULY 31, 2012 (UNAUDITED)

PAGE	F-4	CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO JULY 31, 2012 (UNAUDITED)

PAGE	F-5	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED JULY 31, 2012 AND 2011, AND FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) AND JULY 31, 2012 (UNAUDITED)

PAGES	F-6 - F-12	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

F-1

NC Solar, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Balance Sheets

	July 31,	April 30,
	2012	2012
	(Unaudited)
ASSETS
Current Assets
Cash	$99,833	$109,710
Accounts receivable, net	309	256
Total Current Assets	100,142	109,966

Property and Equipment, net	46,132	49,274

Total Assets	$146,274	$159,240

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$12,029	$12,500
Deferred Federal grant	14,956	-
Total Liabilities	26,985	12,500

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 8,951,351 and 8,951,351 issued and outstanding, respectively	895	895
Additional paid-in capital	239,730	236,355
Deficit accumulated during the development stage	(121,336)	(90,510)
Total Stockholders' Equity	119,289	146,740

Total Liabilities and Stockholders' Equity	$146,274	$159,240

See accompanying notes to condensed consolidated unaudited financial statements

F-2

NC Solar, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Period from December 9, 2010
	July 31, 2012	July 31, 2011	(Inception) to July 31, 2012

Revenue	$835	$936	$3,423

Operating Expenses
Professional fees	11,692	-	60,407
General and administrative	23,708	8,333	68,091
Total Operating Expenses	35,400	8,333	128,498

Loss from Operations	(34,565)	(7,397)	(125,075)

Other Income
Grant income	3,739	-	3,739

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(30,826)	(7,397)	(121,336)

Provision for Income Taxes	-	-	-

NET LOSS	$(30,826)	$(7,397)	$(121,336)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the year - Basic and Diluted	8,951,351	8,215,544

See accompanying notes to condensed consolidated unaudited financial statements

F-3

NC Solar, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Statement of Stockholders' Equity

For the period from December 9, 2010 (Inception) to July 31, 2012

(Unaudited)

						Deficit
					Additional	accumulated during the		Total
	Preferred Stock		Common stock		paid-in	development	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance December 9, 2010	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for services to founders ($0.0001)	-	-	7,500,000	750	-	-	-	750

Common stock issued for cash ($0.15/ per share)	-	-	551,339	55	82,645	-	(450)	82,250

In kind contribution of services	-		-	-	8,000	-	-	8,000
		-
Net loss for the period December 9, 2010 (inception) to April 30, 2011	-	-	-	-	-	(12,295)	-	(12,295)

Balance, April 30, 2011	-	-	8,051,339	805	90,645	(12,295)	(450)	78,705

Cash collected on subscription receivable	-	-	-	-	-	-	450	450

Common stock issued for cash ($0.15/ per share)	-	-	900,012	90	134,910	-	-	135,000

Stock offering costs	-	-	-	-	(10,000)	-		(10,000)

In kind contribution of services	-	-	-	-	20,800	-	-	20,800

Net loss, for the year ended April 30, 2012	-	-	-	-	-	(78,215)	-	(78,215)

Balance, April 30, 2012	-	-	8,951,351	895	236,355	(90,510)	-	146,740

Stock offering costs	-	-	-	-	(1,825)	-		(1,825)

In kind contribution of services	-	-	-	-	5,200	-	-	5,200

Net loss, for the three months ended July 31, 2012	-	-	-	-	-	(30,826)	-	(30,826)

Balance, July 31, 2012	-	$-	8,951,351	$895	$239,730	$(121,336)	$-	$119,289

See accompanying notes to condensed consolidated unaudited financial statements

F-4

NC Solar, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Period from December 9, 2010
	July 31, 2012	July 31, 2011	(Inception) to July 31, 2012
Cash Flows Used In Operating Activities:
Net Loss	$(30,826)	$(7,397)	$(121,336)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Depreciation	3,142	3,133	16,186
In-kind contribution of services	5,200	5,200	34,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(53)	(679)	(309)
Increase (decrease) in accounts payable	(471)	-	12,029
Increase (decrease) in deferred Federal grant	14,956	-	14,956
Net Cash Provided by (Used In) Operating Activities	(8,052)	257	(44,474)

Cash Flows From Investing Activities:
Payment for fixed assets	-	-	(62,318)
Net Cash Used In Investing Activities	-	-	(62,318)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	(1,825)	18,500	206,625
Net Cash Provided by (Used In) Financing Activities	(1,825)	18,500	206,625

Net Increase (Decrease) in Cash	(9,877)	18,757	99,833

Cash at Beginning of Year/Period	109,710	19,467	-

Cash at End of Year/Period	$99,833	$38,224	$99,833

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed consolidated unaudited financial statements

F-5

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed consolidated unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

NC Solar, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on December 9, 2010 to develop solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the U.S. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

Stoneville Solar, LLC. (a development stage company) was incorporated under the laws of the State of North Carolina on December 14, 2010.

Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2012 and 2011 condensed consolidated financial statements include the accounts of NC Solar, Inc. and its wholly owned subsidiary, Stoneville Solar, LLC(collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

F-6

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of deferred tax assets. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At July 31, 2012 and April 30, 2012 the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of July 31, 2012 and July 31, 2011 there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

F-7

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

The Company generates revenue from the sale of energy collected by the photovoltaic system monthly as the revenue is earned.

(I) Equipment

The Company values equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company depreciates equipment over a five-year useful life.

In accordance with ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the periods ended July 31, 2012 and 2011.

(J) Concentration of Credit Risk

At July 31, 2012 and April 30, 2012, accounts receivable of $309 and $256, respectively, consisted of two main types of receivables; receivables from local utility company for energy resale and energy rebate from State of North Carolina.

For the three months ended July 31, 2012, the local utility company accounted for approximately 21% of revenues and 26% of the total outstanding accounts receivable and the energy rebate from the state of North Carolina accounted for 79% of revenues and 74% of the total outstanding accounts receivable.

For the three months ended July 31, 2011, the local utility company accounted for approximately 24% of revenues and the energy rebate from the state of North Carolina accounted for 76% of revenues.

(K) Recent Accounting Pronouncements

In December 2011, FASB issued Accounting Standards Update 2011-11, Balance Sheet - Disclosures about Offsetting Assets and Liabilities” to enhance disclosure requirements relating to the offsetting of assets and liabilities on an entity's balance sheet. The update requires enhanced disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement.

F-8

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

The new disclosure requirements relating to this update are retrospective and effective for annual and interim periods beginning on or after January 1, 2013. The update only requires additional disclosures, as such, we do not expect that the adoption of this standard will have a material impact on our results of operations, cash flows or financial condition.

NOTE 2	ACCOUNTS RECEIVABLE

At July 31, 2012 and April 30, 2012, the Company had the following accounts receivable:

	July 31, 2012	April 30, 2012
Accounts receivable	$309	$256
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$309	$256

NOTE 3	PROPERTY AND EQUIPMENT

At July 31, 2012 and April 30, 2012, property and equipment assets were as follows:

	July 31, 2012	April 30, 2012
Property and equipment	$62,318	$62,318
Less accumulated depreciation	(16,186)	(13,044)
Total equipment, net	$46,132	$49,274

Depreciation and amortization expense for the three months ended July 31, 2012 and July 31, 2011 and for the period from December 9, 2010 (inception) to July 31, 2012 was $3,142, $3,133, and $16,186, respectively.

NOTE 4	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company was incorporated on December 9, 2010. The Company authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred stock may be issued in one or more series. For the year ended July 31, 2012, no preferred shares are issued and outstanding. Rights and preferences are to be determined by the board of directors.

F-9

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

(B) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

For the year ended April 30, 2012 the Company issued 900,012 shares of common stock for $135,000 ($0.15/share), less direct offering costs of $11,850.

For the period ended April 30, 2011 the Company issued 551,339 shares of common stock for $82,700 ($0.15/share) less stock subscription receivable of $450 which was collected in November 30, 2011.

During December 2010 the Company also issued 7,500,000 shares of common stock to its two founders for $750 ($0.0001 per share) in exchange for cash (See Note 6).

(C) In-Kind Contribution

For the three months ended July 31, 2012, two shareholders of the Company contributed services having a fair value of $5,200 (See Note 6).

For the year ended April 30, 2012, two shareholders of the Company contributed services having a fair value of $20,800 (See Note 6).

For the period ended April 30, 2011 two shareholders of the Company contributed services having a fair value of $8,000 (See Note 6).

NOTE 5	COMMITMENTS

(A) Consulting Agreements

On August 1, 2011 the Company entered into a consulting agreement to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desired to cancel the agreement.

(B) Operating Lease Agreements

On August 11, 2011, the Company executed a one-year non-cancelable operating lease for a place to locate its photovoltaic equipment. The lease began on April 1, 2011 and expired on April 1, 2012. The Company currently leases the location on a month-to-month basis at a rate of $2 per month.

F-10

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

(C) Energy Agreements

On February 21, 2011, the Company entered into a service agreement with Duke Energy Carolinas, LLC. Effective, February 14, 2011 the Company agrees to produce and sell to Duke Energy electric power. The term of this agreement is five years, and continuing thereafter until terminated by either party upon giving sixty days written notice of termination. The Company will deliver to Duke Energy throughout the term of the agreement approximately 9 kilowatts of energy during On-Peak periods.

On February 3, 2011, the Company was selected to participate as solar energy supplier to the NC GreenPower program. As a result, NC GreenPower agrees to provide a premium of $0.15 per kWh for energy generated and supplied to the electric grid. NC GreenPower agrees to provide this premium for up to 14,309 kWh per year. This is a five year agreement.

NOTE 6	RELATED PARTY TRANSACTIONS

For the three months ended July 31, 2012, two shareholders of the Company contributed services having a fair value of $5,200 (See Note 4(C)).

For the year ended April 30, 2012 two shareholders of the Company contributed services having a fair value of $20,800 (See Note 4(C)).

For the period ended April 30, 2011 two shareholders of the Company contributed services having a fair value of $8,000 (See Note 4(C)).

On December 20, 2010, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for cash (See Note 4 (B)).

On December 17, 2010, the Company issued 2,500,000 shares of common stock to its founder having a fair value of $250 ($0.0001/share) in exchange for cash (See Note 4 (B)).

NOTE 7	OTHER INCOME

In June 2012, the Company was awarded a grant in the amount $18,695 under the American Recovery and Reinvestment Act of 2009 for the photovoltaic system placed into service. The grant requires the Company to keep the system in place for 5 years and file annual usage reports. If the Company fails to maintain the system or fails to file the annual report, the grant is refundable to the Internal Revenue Service at a prorated amount over 5 years. The amount was recorded as a deferred Federal grant and will be recognized over 5 years on the anniversary date of the award. As of July 31, 2012, the Company has a deferred Federal grant of $14,956 and has recognized $3,739 of the grant as other income.

F-11

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JULY 31, 2012

(UNAUDITED)

NOTE 8	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company is in the development stage with no operations, used cash in operations of $44,474 from inception and has a net loss since inception of $121,336. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 9	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 27, 2012, the date the financial statements were issued.

F-12

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-14	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-15	CONSOLIDATED BALANCE SHEETS AS OF APRIL 30, 2012 AND 2011

PAGE	F-16	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2012, FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO APRIL 30, 2011 AND FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO APRIL 30, 2012

PAGE	F-17	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO APRIL 30, 2012

PAGE	F-18	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED APRIL 30, 2012, FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO APRIL 30, 2011 AND DECEMBER 9, 2010 (INCEPTION) AND APRIL 30, 2012

PAGES	F-19 - F-25	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

NC Solar, Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of NC Solar, Inc. and Subsidiary (the “Company”) (A Development Stage Company) as of April 30, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from December 9, 2010 (Inception) to April 30, 2011, the year ended April 30, 2012, and for the period from December 9, 2010 (Inception) to April 30, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of NC Solar, Inc. and Subsidiary (A Development Stage Company) as of April 30, 2012 and 2011 and the consolidated results of its operations and its cash flows for the period from December 9, 2010 (Inception) to April 30, 2011, the year ended April 30, 2012, and the period from December 9, 2010 (Inception) to April 30, 2012 then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company is in the development stage, has a net loss of $90,510 from inception and has net cash used in operating activities of $36,422 since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

June 20, 2012

1500 Gateway Boulevard, Suite 202 i Boynton Beach, FL 33426

Telephone: (561) 752-1721 i Fax: (561) 734-8562

www.cpawebb.com

F-14

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2012	2011

ASSETS

Current Assets
Cash	$109,710	$19,467
Accounts Receivable, net	256	-
Total Current Assets	109,966	19,467

Property and Equipment, net	49,274	61,738

Total Assets	$159,240	$81,205

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$12,500	$2,500
Total Liabilities	12,500	2,500

Commitments and Contingencies (See Note 5)	-	-

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 8,951,351 and 8,051,339 issued and outstanding as of April 30, 2012 and April 30, 2011, respectively	895	805
Additional paid-in capital	236,355	90,645
Less: Stock subscription receivable	-	(450)
Deficit accumulated during the development stage	(90,510)	(12,295)
Total Stockholders' Equity	146,740	78,705

Total Liabilities and Stockholders' Equity	$159,240	$81,205

See accompanying notes to consolidated financial statements

F-15

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period From	For the Period From
	For the Year Ended	December 9, 2010 (Inception) to	December 9, 2010 (Inception) to
	April 30, 2012	April 30, 2011	April 30, 2012

Revenue	$2,588	$-	$2,588

Operating Expenses
Professional fees	45,000	3,715	48,715
General and administrative	35,803	8,580	44,383
Total Operating Expenses	80,803	12,295	93,098

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(78,215)	(12,295)	(90,510)

Provision for Income Taxes	-	-	-

NET LOSS	$(78,215)	$(12,295)	$(90,510)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average number of shares outstanding during the year - Basic and Diluted	8,446,194	7,226,778

See accompanying notes to consolidated financial statements

F-16

NC SOLAR, INC. AND SUBSIDIARY

( A DEVELOPMENT STAGE COMPANY)

CONSOLIADTD STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 9, 2010 (INCEPTION) TO APRIL 30, 2012

	Preferred Stock		Common Stock		Additional	Deficit Accummulated		Total
					Paid-In	During the	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Development Stage	Receivable	Equity

Balance December 9, 2010	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for cash to founders ($0.0001)	-	-	7,500,000	750	-	-	-	750

Common stock issued for cash ($0.15/ per share)	-	-	551,339	55	82,645	-	(450)	82,250

In kind contribution of services	-		-	-	8,000	-	-	8,000
		-
Net loss for the period December 9, 2010 (inception) to April 30, 2011	-	-	-	-	-	(12,295)	-	(12,295)

Balance, April 30, 2011	-	-	8,051,339	805	90,645	(12,295)	(450)	78,705

Cash collected on subscription receivable	-	-	-	-	-	-	450	450

Common stock issued for cash ($0.15/ per share)	-	-	900,012	90	134,910	-	-	135,000

Stock offering costs	-	-	-	-	(10,000)	-		(10,000)

In kind contribution of services	-	-	-	-	20,800	-	-	20,800

Net loss, for the year ended April 30, 2012	-	-	-	-	-	(78,215)	-	(78,215)

Balance, April 30, 2012	-	$-	8,951,351	$895	$236,355	$(90,510)	$-	$146,740

See accompanying notes to consolidated financial statements

F-17

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	December 9, 2010 (Inception) to	December 9, 2010 (Inception) to
	April 30, 2012	April 30, 2011	April 30, 2012
Cash Flows Used In Operating Activities:
Net Loss	$(78,215)	$(12,295)	$(90,510)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	12,464	580	13,044
In-kind contribution of services	20,800	8,000	28,800
Changes in operating assets and liabilities:
Increase in accounts receivable	(256)	-	(256)
Increase in accounts payable and accrued expenses	10,000	2,500	12,500
Net Cash Used In Operating Activities	(35,207)	(1,215)	(36,422)

Cash Flows From Investing Activities:
Payment for fixed assets	-	(62,318)	(62,318)
Net Cash Used In Investing Activities	-	(62,318)	(62,318)

Cash Flows From Financing Activities:
Proceeds from note payable	-	-	-
Proceeds from issuance of common stock, net of offering costs	125,450	83,000	208,450
Net Cash Provided by Financing Activities	125,450	83,000	208,450

Net Increase in Cash	90,243	19,467	109,710

Cash at Beginning of Year/Period	19,467	-	-

Cash at End of Year/Period	$109,710	$19,467	$109,710

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to consolidated financial statements

F-18

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

NC Solar, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on December 9, 2010 to develop solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the U.S. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

Stoneville Solar, LLC. (a development stage company) was incorporated under the laws of the State of North Carolina on December 14, 2010.

Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2012 and 2011 consolidated financial statements include the accounts of NC Solar, Inc. and its wholly owned subsidiary, Stoneville Solar, LLC (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of services, valuation of deferred tax assets, provision for allowance for doubtful accounts, and depreciable lives of property and equipment. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At April 30, 2012 and 2011 the Company had no cash equivalents.

F-19

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of April 30, 2012 and 2011 there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The components of deferred income tax in the accompanying balance sheets are as follows:

	2012	2011
Deferred income tax asset:
Net operating loss carryforwards	$23,791	$1,656
Valuation allowance	(23,791)	(1,656)
Deferred income taxes	$-	$-

As of April 30, 2012, the company has a net operating loss carry forward of approximately $61,710, available to offset future taxable income through April 30, 2032. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2032.

The net change in the valuation allowance for the year ended April 30, 2012 and 2011 was an increase of $23,791 and $1,656 respectively.

F-20

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

The Company’s income tax expense differed from the statutory rates (federal 34% and state 4.55%) as follows:

	2012	2011
Expected income tax (recovery) expense at the statutory rate of 34%	$(30,153)	$(4,740)
Tax effect of expenses that are not deductible for tax purposes (net of other amounts deductible for tax purposes)	8,018	3,084
Change in valuation allowance	22,135	1,656
Provision for income taxes	$-	$-

The Company’s federal income tax returns for the years ended April 30, 2011 and April 30, 2012 remain subject to examination by the Internal Revenue Service as of April 30, 2012.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company generates revenue from the sale of energy collected by the photovoltaic system monthly as the revenue is earned.

(I) Equipment

The Company values equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company depreciates equipment over a five-year useful life.

In accordance with ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

F-21

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

There were no impairment losses recorded during the years ended April 30, 2012 and 2011.

(J) Concentration of Credit Risk

At April 30, 2012 and 2011, accounts receivable of $256 and $0, respectively, consisted of two main types of receivables; receivables from local utility company for energy resale and energy rebate from State of North Carolina.

For the year ended April 30, 2012, one local utility company accounted for approximately 17% of revenues and 13% of the total outstanding accounts receivable and the energy rebate from the State of North Carolina accounted for 83% of revenues and 87% of the total outstanding accounts receivable (See Note 5(c)).

(K) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable approximate fair value due to the relatively short period to maturity for this instrument.

NOTE 2	ACCOUNTS RECEIVABLE

At April 30, 2012 and 2011, the Company had the following accounts receivable:

	As of April 30, 2012	As of April 30, 2011
Accounts receivable	$256	$-
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$256	$-

NOTE 3	PROPERTY AND EQUIPMENT

At April 30, 2012 and 2011, property and equipment assets were as follows:

	As of April 30, 2012	As of April 30, 2011
Property and equipment	$62,318	$62,318

Less accumulated depreciation	(13,044)	(580)
Total equipment, net	$49,274	$61,738

F-22

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

Depreciation and amortization expense for the year ended April 30, 2012 and for the period from December 9, 2010 (inception) to April 30, 2011 was $12,464, and $580, respectively.

NOTE 4	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred stock may be issued in one or more series. For the years ended April 30, 2012 and 2011, no preferred shares are issued and outstanding. Rights and preferences are to be determined by the board of directors.

(B) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with par value of $0.0001 per share.

For the year ended April 30, 2012 the Company issued 900,012 shares of common stock for $135,000 ($0.15/share), less direct offering costs of $10,000.

For the period ended April 30, 2011 the Company issued 551,339 shares of common stock for $82,700 ($0.15/share) less stock subscription receivable of $450 which was collected in November 30, 2011.

During December 2010, the Company issued 7,500,000 shares of common stock to its two founders for $750 ($0.0001 per share) in exchange for cash (See Note 6).

(C) In-Kind Contribution

For the year ended April 30, 2012 two shareholders of the Company contributed services having a fair value of $20,800 (See Note 6).

For the period ended April 30, 2011 two shareholders of the Company contributed services having a fair value of $8,000 (See Note 6).

NOTE 5	COMMITMENTS

(A) Consulting Agreements

On August 1, 2011 the Company entered into a consulting agreement to receive administrative and other miscellaneous services. The Company is required to pay $5,000 a month. The agreement is to remain in effect unless either party desired to cancel the agreement.

F-23

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

(B) Operating Lease Agreements

On August 11, 2011, the Company executed a one-year non-cancelable operating lease for a location to place the photovoltaic equipment. The lease began on April 1, 2011 and expires on April 1, 2012.  The lease is renewable for one year and it was renewed on April 1, 2012. Total base rent due during the term of the lease is $26.

(C) Energy Agreements

On February 21, 2011, the Company entered into a service agreement with Duke Energy Carolinas, LLC. Effective, April 14, 2011 the Company agreed to produce and sell to Duke Energy electric power. The term of this agreement is five years, and continuing thereafter until terminated by either party upon giving sixty days written notice of termination. The Company will deliver to Duke Energy throughout the term of the agreement approximately 9 kilowatts of energy during On-Peak periods.

On February 3, 2011, the Company was selected to participate as a solar energy supplier to the NC GreenPower program for a term of five years. As a result, NC GreenPower agreed to pay a premium of $0.15 per kWh for energy generated and supplied to the electric grid. NC GreenPower agreed to pay this premium for up to 14,309 kWh per year.

NOTE 6	RELATED PARTY TRANSACTIONS

For the year ended April 30, 2012 two shareholders of the Company contributed services having a fair value of $20,800 (See Note 4(C)).

For the period ended April 30, 2011 two shareholders of the Company contributed services having a fair value of $8,000 (See Note 4(C)).

On December 20, 2010, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for cash (See Note 4 (B)).

On December 17, 2010, the Company issued 2,500,000 shares of common stock to its founder having a fair value of $250 ($0.0001/share) in exchange for cash (See Note 4 (B)).

F-24

NC SOLAR, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2012 AND APRIL 30, 2011

NOTE 7	GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company is in the development stage with limited operations, used cash in operations of $36,422 from inception and has a net loss since inception of $90,510. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 8	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 20, 2012, the date the financial statements were issued.

F-25

1,451,351 Shares of Common Stock

NC SOLAR, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is                               , 2012

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$24.95
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$7,500
Legal fees and expense	$37,500
Blue Sky fees and expenses	$1,825
Miscellaneous	$1,000
Total	$47,849.95

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item. 15 Recent Sales Of Unregistered Securities.

Since inception on December 9, 2010, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

During December 2010, we issued 7,500,000 shares of common stock to our two founders for $750. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

From December 2010 through April 2012, the Company completed a private placement by issuing a total of 1,451,351 shares of common stock to 43 investors, at a price per share of $0.15 for an aggregate offering price of $217,700. These securities were not registered under the Securities Act of 1933 (the “Securities Act”). Such issuance of securities was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of investors, which included, in pertinent part, that such investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our determination is made based further upon our action of (a) making written disclosure to each Investor in the Securities Purchase Agreement prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Purchased Power Agreement by and between Duke Energy Carolinas, LLC and Stoneville Solar, LLC, dated February 21, 2011 *
10.2	Warehouse Lease by and between Service Logistics and Warehouse, LLC and Stoneville Solar, LLC, dated August 11, 2012 *
10.3	Generation Agreement by and between NC GreenPower and Stoneville Solar LLC, dated February 3, 2011 *
23.1	Consent of Webb & Co., P.A., Certified Public Accountants
23.2	Opinion of Anslow & Jaclin, LLP (included in Exhibit 5.1)

* Previously filed

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden, North Carolina on September 28, 2012.

NC Solar, Inc.

By:	/s/ Jeffrey Alt
Jeffrey Alt
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Alt	President, Chief Executive Officer, Chief Financial Officer and Director	September 28, 2012
Jeffrey Alt	(Principal Executive Officer and Principal Accounting Officer)

/s/ Matthew Croslis	Secretary and Director	September 28, 2012
Matthew Croslis

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Purchased Power Agreement by and between Duke Energy Carolinas, LLC and Stoneville Solar, LLC, dated February 21, 2011 *
10.2	Warehouse Lease by and between Service Logistics and Warehouse, LLC and Stoneville Solar, LLC, dated August 11, 2012 *
10.3	Generation Agreement by and between NC GreenPower and Stoneville Solar LLC, dated February 3, 2011 *
23.1	Consent of Webb & Co., P.A., Certified Public Accountants
23.2	Opinion of Anslow & Jaclin, LLP (included in Exhibit 5.1)

* Previously filed

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